UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2005

(Date of earliest event reported)

OLD DOMINION FREIGHT LINE, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-19582	56-0751714
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Old Dominion Way

Thomasville, North Carolina 27360

(Address of principal executive offices)

(Zip Code)

(336) 889-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

2006 Nonqualified Deferred Compensation Plan of Old Dominion Freight Line, Inc.

On October 31, 2005, the Board of Directors (the “Board”) of Old Dominion Freight Line, Inc. (the “Company”) approved the 2006 Nonqualified Deferred Compensation Plan of Old Dominion Freight Line, Inc. (the “Plan”) that became effective on January 1, 2006. The following description is a summary of the material terms and conditions of the Plan. This summary is not intended to be complete, and is qualified in its entirety by reference to a copy of the Plan included as Exhibit 10.20.1 to this report on Form 8-K and incorporated herein by reference.

The Plan was established to permit certain management employees of the Company to defer receipt of current compensation from the Company in order to provide retirement benefits on behalf of such employees. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation benefits for eligible employees. The Plan is not intended to be a tax-qualified retirement plan under Section 401(a) of the Internal Revenue Code of 1986, as amended. A Board-appointed Committee consisting of three to five individuals (the “Committee”) is responsible for administering the Plan, although the Board retains the responsibility for amending or terminating the Plan.

Each employee who is determined by the Committee to be a highly compensated or management employee who is in a position materially to affect the profits of the Company and who is selected by the Committee to participate in the Plan will be deemed an “eligible employee.” Such an employee shall cease to be an eligible employee immediately upon the first to occur of the following: (i) termination of service; (ii) determination by the Committee that the employee no longer is a highly compensated or management employee; or (iii) determination by the Committee in its sole discretion that the employee will no longer be selected to participate in the Plan.

Participating employees may elect, by entering into an Annual Salary and Bonus Reduction Agreement with the Company, to reduce their (i) regular salary from the Company by a whole number percentage from three to fifty percent and/or (ii) bonus by a whole number percentage from five to seventy-five percent. The deferred amount will be credited to the deferred compensation account maintained by the Company for each participant. Participants are required to make an election each year by executing and delivering an Annual Salary and Bonus Reduction Agreement to the Committee on or before December 31 of each year to be effective for the following taxable year.

The deferred compensation accounts of the participants constitute a contractual liability of the Company to the participants and represent an obligation of the Company to make payments under this Plan. Payments will be made from the general funds of the Company and the Company is not required to establish or maintain a separate fund to assure that such payments will be made. Each participant’s deferred compensation will be invested in such investments as the Committee determines in its sole discretion. The Committee may, but is not required to, consider each individual participant’s investment preferences. Each participant’s account will be adjusted on a quarterly basis with the applicable increase or decrease in the realizable net asset value or credited interest determined by the investment options selected by the Committee.

Participants are entitled to receive payment of benefits subsequent to one of the following events: (i) normal retirement at age 55; (ii) retirement at any age due to disability; or (iii) termination for any reason other than retirement or death (and in such case, the payment will be made in a lump sum if prior to attaining age 55 or as elected if age 55 or older). If a participant retires, benefit payments may be elected to be paid in lump sum or in equal annual installments over a term of five, ten, fifteen or twenty years. If a participant dies while employed, the participant’s accrued benefit will be paid to his or her beneficiary in the manner elected by the participant. Under certain circumstances, the Company may delay payments to participants or their beneficiaries.

A participant may, at any time prior to the commencement of payments, apply to the Committee in writing for a hardship distribution, due to an unforeseeable emergency, of all or a portion of the balance in the participant’s deferred compensation account. The amount distributed with respect to an unforeseeable emergency cannot exceed the amount necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The Plan defines “unforeseeable emergency” as a severe financial hardship to the participant resulting from (i) an illness or accident of the participant, the participant’s spouse or dependent, (ii) loss of the participant’s property due to casualty or (iii) other similar, extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant. If approved by the Committee, the payment will be made on the Plan’s next adjustment date following approval (March 31, June 30, September 30 or December 31). Only one hardship distribution is allowed during each Plan year and the participant’s deferral election will be cancelled with respect to that Plan year.

The Plan will be terminated as of a date that follows by not more than 60 days the date on which first occurs one or more of the following events: (i) change in ownership of the Company; (ii) change in effective control of the Company; or (iii) change in ownership of the Company as a result of the change in ownership of a substantial portion of the Company’s assets. If Plan termination occurs, accrued benefits will be paid to participants in a lump sum.

Old Dominion Freight Line, Inc. Phantom Stock Plan

On January 30, 2006, the Board approved the initial grant of awards under the Old Dominion Freight Line, Inc. Phantom Stock Plan (the “Phantom Stock Plan”) to eligible key employees. In connection with the awards, each eligible key employee entered into an award agreement (each, an “Agreement”) with the Company. The number of phantom shares awarded to each eligible key employee pursuant to the Phantom Stock Plan and each Agreement equaled 20% of each key employee’s 2005 base salary divided by the Company’s three-day average price of its common stock during the period beginning February 2, 2006 and ending February 6, 2006.

There was an aggregate of 26,845 shares awarded to all eligible key employees. The shares awarded to our Named Executive Officers are presented below:

Name and Principal Position	Phantom Shares Awarded
Earl E. Congdon Chairman of the Board and Chief Executive Officer	3,136

John R. Congdon Senior Vice President and Vice Chairman of the Board	2,201

David S. Congdon President, Chief Operating Officer and Director	1,760

John B. Yowell Executive Vice President	1,460

J. Wes Frye Senior Vice President – Finance, Treasurer, Chief Financial Officer and Assistant Secretary	1,307

The awards are subject to the terms, restrictions and other conditions of the Agreement and the Phantom Stock Plan. The descriptions set forth in this Item 1.01 of the Phantom Stock Plan and the Agreements are not intended to be complete are qualified in their entirety by reference to Exhibits 10.19.3 and 10.19.1 to this report on Form 8-K, respectively.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description
	10.19.1 (a)	Old Dominion Freight Line, Inc. Phantom Stock Plan, effective as of May 16, 2005

	10.19.3	Form of Old Dominion Freight Line, Inc. Phantom Stock Award Agreement

	10.20.1	2006 Nonqualified Deferred Compensation Plan of Old Dominion Freight Line, Inc.

	10.20.2	Form of Annual Salary and Bonus Deduction Agreement

(a)	Incorporated by reference to the exhibit of the same number contained in the Company’s Form 8-K filing dated May 16, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.

By:	/s/ John P. Booker, III
John P. Booker, III
Vice President – Controller
(Principal Accounting Officer)

Date: February 20, 2006

EXHIBIT INDEX

TO CURRENT REPORT ON FORM 8-K

Exhibit No.	Description
10.19.1 (a)	Old Dominion Freight Line, Inc. Phantom Stock Plan, effective as of May 16, 2005

10.19.3	Form of Old Dominion Freight Line, Inc. Phantom Stock Award Agreement

10.20.1	2006 Nonqualified Deferred Compensation Plan of Old Dominion Freight Line, Inc.

10.20.2	Form of Annual Salary and Bonus Deduction Agreement

(a)	Incorporated by reference to the exhibit of the same number contained in the Company’s Form 8-K filing dated May 16, 2005.